Bermuda Office

Appleby (Bermuda)

Limited

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX

Bermuda

Tel +1 441 295 2244

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

Exhibit 5.1

Invesco Ltd.	Email jwilson@applebyglobal.com
Two Peachtree Pointe 1555 Peachtree Street, N.E.	Direct Dial +1 441 298 3559
Atlanta, Georgia 30309	Tel +1 441 295 2244
United States of America	Fax +1 441 292 8666

Your Ref

Appleby Ref 137506.0003/JW
15 June 2021

Dear Sirs

Invesco Ltd.

We have acted as attorneys in Bermuda for Invesco Ltd., a Bermuda exempted company (Company) in connection with its filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-8 (Registration Statement) with respect to up to 8,789,391 of the Company’s common shares of par value USD0.20 per share (Common Shares) to be issued pursuant to the terms of the Company’s 2016 Global Equity Incentive Plan as Amended and Restated (Plan).

For the purposes of this opinion we have examined and relied upon the documents (Documents) listed, and in some cases defined, in the Schedule to this opinion together with such other documentation as we have considered requisite to this opinion.

Assumptions

In stating our opinion we have assumed:

1.

the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

2.	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

3.	the genuineness of all signatures on the Documents;

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4.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have a material effect on any of the opinions herein expressed;

5.	that all representations and factual statements appearing in the Registration Statement, the Plan and the Resolutions are true, accurate and complete in all material respects;

6.

that any awards granted under the Plan will be in consideration of the receipt by the Company prior to the issue of Common Shares pursuant thereto of either cash or services at least equal to the par value of such Common Shares;

7.	that when filed with the Securities and Exchange Commission, the Registration Statement will not differ in any material respect from the draft that we have examined;

8.

that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

9.

that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

10.

that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Directors of the Company, the Compensation Committee of the Board and by the Shareholders of the Company respectively in meetings which were duly convened and at which, in each case, a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors or the Shareholders to approve the adoption of the Plan and filing of the Registration Statement, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

11.

that no Common Shares will be issued under the Plan for less than the $0.20 par value of the Company’s shares and that at the time of any issuance of Common Shares under the Plan the Company shall continue to have sufficient authorized and unissued shares reserved for issuance thereunder; and

12.	that the Common Shares will remain listed on the New York Stock Exchange.

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Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.

The Company is an exempted company incorporated with limited liability and is existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Common Shares.

2.

When issued pursuant to the applicable Resolutions and the Plan, all necessary corporate action required to be taken by the Company in connection with the issue by the Company of the Common Shares pursuant to Bermuda law will have been taken by or on behalf of the Company, and all necessary approvals of Governmental authorities in Bermuda will have been duly obtained for the issue by the Company of the Common Shares.

3.

When the Common Shares have been duly issued and paid for pursuant to and in accordance with the terms and conditions referred to or summarised in the applicable Resolutions and the Plan, the Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

4.	There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Common Shares.

Reservations

We have the following reservations:

1.

We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

2.	In opinion paragraph 1 above, the term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies.

3.

Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of such shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be

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bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

4.

Under the Notice to the Public dated 1 June 2005 by the Bermuda Monetary Authority (BMA) made under the Exchange Control Act 1972 and the Exchange Control Regulations 1973 (BMA Notice), the BMA has given general permission for the issuance of shares of Bermuda exempted companies (such as the Company) to a non-resident where the Equity Securities (as defined in the BMA Notice) are listed on an Appointed Stock Exchange (as defined in the BMA Notice) (which includes the New York Stock Exchange), for as long as any Equity Securities of the Company remain so listed.

Disclosure

This opinion is addressed to you in connection with the registration of the Common Shares with the Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company. We also consent to the reference to our Firm wherever appearing in the Registration Statement.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change. This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby (Bermuda) Limited

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SCHEDULE

1.

The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 14 June 2021 (Company Search).

2.

The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 14 June 2021 (Litigation Search).

3.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws adopted 15 May 2014 for the Company (collectively referred to as the Constitutional Documents).

4.	Certified copy of the resolutions of the Board of Directors of the Company passed on 18 February 2021 (Resolutions).

5.	A Certificate of Compliance, dated 14 June 2021 issued by the Registrar of Companies in respect of the Company.

6.	A copy of the BMA Notice.

7.	An electronic copy of the Registration Statement received on 15 June 2021.

8.	An electronic copy of the Plan.

5

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